Exhibit 10.18

MIPS Technologies, Inc.

AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN
STOCK OPTION AGREEMENT

INTERNATIONAL

1.   Grant of Option.  The Administrator of the Company hereby grants to the Optionee named in the Notice of Stock Option Grant (the “Optionee”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the amended and restated 1998 Long-Term Incentive Plan, which is incorporated herein by reference, any sub-plan to the amended and restated 1998 Long-Term Incentive Plan for Optionee’s country of residence (collectively referred to as the “Plan”), this Stock Option Agreement and any appendix to this Stock Option Agreement for Optionee’s country of residence (collectively referred to as the “Option Agreement”).  Subject to Section 10(e) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement or the Notice of Stock Option Grant, the terms and conditions of the Plan shall prevail.  Any dispute regarding the interpretation of this Option Agreement or the Notice of Stock Option Grant shall be submitted to the Plan Administrator for resolution.  The resolution by the Plan Administrator shall be final and binding on all parties.

2.   Exercise of Option.

(a)   Right to Exercise.  This Option shall be exercisable during its term to the extent vested pursuant to the Vesting Schedule set out in the Notice of Stock Option Grant and in accordance with the applicable provisions of the Plan and this Option Agreement.

(b)   Method of Exercise.  This Option shall be exercisable either by (i) any electronic exercise method prescribed by the Company or (ii) delivery of an exercise notice in a form satisfactory to the Company, an example of which is attached as Exhibit A (the “Exercise Notice”).  Any exercise notice shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company.

The Option shall be deemed exercised when the Company receives (i) written or electronic notice of exercise (in accordance with this Option Agreement) from the Optionee (or other person entitled to exercise the Option), (ii) full payment for the Shares with respect to which the Option is exercised, (iii) payment of any applicable Tax-Related Items (as defined in Section 6 of this Option Agreement); and (iv) any other documents required by this Option Agreement or the Exercise Notice.  Full payment may consist of any consideration and method of payment permitted by this Option Agreement.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee and permitted under Applicable Laws, in the name of the Optionee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.

 Amended 1998 LTIP International SOA 4.22.2010

The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised subject to Section 2(c) of this Option Agreement.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 10(c) of the Plan.

Exercise of this Option in any manner shall result in a decrease in the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(c)   Legal Compliance. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with Applicable Laws.  Assuming such compliance, for tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company.

(d)   Vesting Acceleration.  If, within twenty-four (24) months after the consummation of a Change in Control, either (a) the Optionee’s Continuous Service is terminated by the Company without Cause or (b) the Optionee terminates Optionee’s Continuous Service for Good Reason, then this Option shall vest on an accelerated basis so that this Option is fully vested and exercisable as of the date of such termination.

3.   Term.  Optionee may not exercise the Option before the commencement of its term or after its term expires.  During the term of the Option, Optionee may only exercise the Option to the extent vested.  The term of the Option commences on the Date of Grant and expires upon the earliest of the following:

(a)   With respect to the unvested portion of the Option, upon termination of Optionee’s Continuous Service, except in the event of Optionee’s Disability or death (because, upon Disability or death, the unvested portion of the Option accelerates pursuant to Section 6(b)(iv)(B) of the Plan);

(b)   With respect to the vested portion of the Option, three (3) months after the termination of Optionee’s Continuous Service for any reason other than Optionee’s Disability or death;

(c)   With respect to the vested portion of the Option, twelve (12) months after the termination of Optionee’s Continuous Service due to Optionee’s Disability or death;

(d)   Immediately prior to the close of certain Corporate Transactions, pursuant to Section 9 of the Plan; or

(e)   The day before the seventh (7th) anniversary of the Date of Grant.

Notwithstanding the foregoing, if the Optionee's Continuous Service terminates as provided in this Section 3, excluding any termination under Sections 3(d) or 3(e), and the Optionee is precluded either by federal or state securities laws from receiving the Shares upon the exercise of the Optionee's Option, so that the Optionee has less than thirty (30) days during the period from the termination of Optionee's Continuous Service to the expiration of the Option in which

 Amended 1998 LTIP International SOA 4.22.2010

the Optionee would be permitted under federal or state securities laws to exercise the Option and be issued the Shares, then the period for exercising this Option following the termination of Optionee's Continuous Service shall automatically be extended so that the Optionee has a period of up to thirty (30) continuous days in which to exercise the Optionee's Option measured from the date the Company may legally issue the Shares subject to the Option to Optionee. In no event shall the Option be exercisable after the seventh (7th) anniversary of the Date of Grant. The determination of whether the Company is precluded by federal or state securities laws from issuing the Shares upon the exercise of the Option shall be made by the Plan Administrator and such determination shall be final, binding and conclusive.

4.   Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)   cash or check;

(b)   subject to the Company’s approval at the time of exercise, consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

(c)   any combination of the foregoing.

5.   Non-Transferability of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

6.   Tax Obligations.

(a)   Tax Consequences.  Optionee has reviewed with Optionee’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Option Agreement.  Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Optionee understands that Optionee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Option Agreement.

(b)   Withholding Taxes.  Regardless of any action the Company or any Related Entity employing or retaining Optionee (the “Employer”) takes with respect to any or all federal, state, local and foreign income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”) in connection with the Option, Optionee acknowledges that the ultimate liability for all Tax-Related Items due by Optionee is and remains his or her responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Optionee’s liability for Tax-Related Items.

 Amended 1998 LTIP International SOA 4.22.2010

Prior to the relevant taxable event, Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Optionee hereby authorizes the Company and/or the Employer, at their discretion, to satisfy the obligations with regard to all Tax-Related Items legally payable by Optionee by one or a combination of the following: (i) withholding from payroll and any other cash compensation payable to Optionee by the Company and/or the Employer, or (ii) withholding from proceeds of the sale of Shares deliverable pursuant to this Option, or (iii) arranging for the sale of Shares acquired upon exercise of the Option (on Optionee’s behalf and at his or her direction pursuant to this authorization).  Alternatively, the Company, in its sole discretion, and in compliance with any Applicable Laws, may withhold from fully vested Shares otherwise deliverable to Optionee upon the exercise of the Option a number of whole Shares having a Fair Market Value, as determined by the Company as of the date the Optionee recognizes income with respect to those Shares, not in excess of the amount of minimum tax required to be withheld by law (or such other amount as may be necessary to avoid adverse financial accounting treatment).  Any adverse consequences to Optionee arising in connection with such Common Stock withholding procedure shall be the Optionee’s sole responsibility.

Finally, the Optionee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Optionee’s participation in the Plan or his or her purchase of Shares that cannot be satisfied by the means previously described.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this section.

7.   Nature of Grant.  In accepting the grant, Optionee acknowledges that:

(a)           the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

(b)           the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c)           all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d)           Optionee is voluntarily participating in the Plan;

(e)           the Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Optionee’s employment contract, if any;

(f)           the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

 Amended 1998 LTIP International SOA 4.22.2010

(g)           the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(h)           if the underlying Shares do not increase in value, the Option will have no value;

(i)           if Optionee exercises his or her Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the Exercise Price;

(j)           in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of the Optionee’s Continuous Service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and Optionee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(k)           in the event of Optionee’s termination of Continuous Service (whether or not in breach of local labor laws), Optionee’s right to vest in the Option under the Plan, if any, will terminate effective as of the date that he or she is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of termination of Optionee’s Continuous Service (whether or not in breach of local labor laws), Optionee’s right to exercise the Option after his or her termination of Continuous Service, if any, will be measured by the date of termination of Optionee’s active employment and will not be extended by any notice period mandated under local law; the Plan Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Option grant;

(l)           the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the underlying Shares; and

(m)           Optionee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding Optionee’s participation in the Plan before taking any action related to the Plan.

8.   Data Privacy.  Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Option Agreement and any other Option grant materials by and among, as applicable, the Employer, the Company and any Related Entities for the exclusive purpose of implementing, administering and managing Optionee’s  participation in the Plan.

 Amended 1998 LTIP International SOA 4.22.2010

Optionee understands that the Company and the Employer may hold certain personal information about Optionee, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the exclusive purpose of implementing, administering and managing Optionee’s participation in the Plan (“Data”).

Optionee understands that Data will be transferred to E*Trade Financial Corporation, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of Optionee’s participation in the Plan.  Optionee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Optionee’s country.  Optionee understands that Optionee may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  Optionee authorizes the Company, E*Trade Financial Corporation and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Optionee’s participation in the Plan.  Optionee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan and in accordance with Company policy, subject to Applicable Laws.  Optionee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Optionee’s local human resources representative.  Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan.  For more information on the consequences of Optionee’s refusal to consent or withdrawal of consent, Optionee understands that Optionee may contact his or her local human resources representative.

9.   Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

10.   Venue. All disputes, controversies, claims, actions or causes of action arising directly or indirectly out of this grant or this Option Agreement between the parties hereto shall be brought, heard and adjudicated by the state and federal courts located in the State of California, with venue in the County of Santa Clara. Each of the parties hereto hereby consents to personal jurisdiction by such courts located in the State of California in connection with any such dispute, controversy, claim, action or cause of action, and each of the parties hereto

 Amended 1998 LTIP International SOA 4.22.2010

consents to service of process by any means authorized by federal law or the law of the State of California, as applicable.

11.   No Guarantee of Continued Service.  Optionee acknowledges and agrees that the vesting of this Option pursuant to the vesting schedule specified in the Notice of Stock Option Grant is earned only by continuing as a Service Provider of the Employer (not through the act of being hired, being granted this Option or acquiring Shares hereunder).  Optionee further acknowledges and agrees that this Option Agreement, the transactions contemplated hereunder and the vesting schedule set forth in the Notice of Stock Option Grant do not constitute an express or implied promise of continued engagement as a Service Provider for the vesting period, for any period, or at all, and shall not interfere in any way with Optionee’s right or the Employer’s right to terminate Optionee’s relationship as a Service Provider at any time, with or without cause.

12.   No Restriction On Right Of Company To Effect Corporate Changes. This Option and the Notice of Stock Option Grant and the Option Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issuance of stock or of stock options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13.   Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means.  Optionee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

14.   Appendix.  Notwithstanding any provision in this Option Agreement or the Plan, this Option shall be subject to any special terms and conditions as set forth in the Appendix to this Option Agreement for the Optionee’s country of residence, if any.  The Appendix, if any, constitutes part of this Option Agreement.

15.   Language.  If Optionee has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless other prescribed by local law.

16.   Severability.  The provisions of this Option Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

 Amended 1998 LTIP International SOA 4.22.2010

Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Optionee	MIPS Technologies, Inc.

Signature	By

Print Name	Title

Residence Address

 Amended 1998 LTIP International SOA 4.22.2010

EXHIBIT A

MIPS Technologies, Inc.
AMENDED AND RESTATED 1998 LONG-TERM INCENTIVE PLAN

EXERCISE NOTICE

MIPS Technologies, Inc.
955 East Arques Ave.
Sunnyvale, CA 94085

Attention:
1.   Exercise of Option.  Effective as of today, _____________, _____, the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _________ shares of the Common Stock (the “Shares”) of MIPS Technologies, Inc. (the “Company”) under and pursuant to the amended and restated 1998 Long-Term Incentive Plan and any sub-plan to the amended and restated 1998 Long-Term Incentive Plan (together, the “Plan”) and the Stock Option Agreement dated ____________, ____ and any appendix to the Stock Option Agreement for Optionee’s country of residence (together, the “Option Agreement”).

2.   Delivery of Payment and Required Documents.  Optionee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all Tax-Related Items (as defined in Section 6 of the Option Agreement) due in connection with the exercise of the Option.  In addition, Optionee delivers any other documents required by the Company.

3.   Representations of Optionee.  Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

4.   Rights as Stockholder.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), if applicable, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised in accordance with the Option Agreement.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 10 of the Plan.

5.   Tax Consultation.  Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

 Amended 1998 LTIP International SOA 4.22.2010
B-1

6.   Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

7.   Interpretation.  Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting.  The resolution of such a dispute by the Administrator shall be final and binding on all parties.

8.   Governing Law; Severability.  This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware.  For purposes of litigating any dispute that arises under this grant or the Exercise Notice, the parties hereby agree that such litigation shall be conducted in the courts of Santa Clara, California or the federal courts for the United States for the Northern District of California, where this grant is made and/or to be performed.

In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Option Agreement will continue in full force and effect.

9.   Entire Agreement.  The Plan and Option Agreement are incorporated herein by reference.  This Exercise Notice, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

Optionee	MIPS Technologies, Inc.

Signature	By

Print Name	Title

Residence Address

 Amended 1998 LTIP International SOA 4.22.2010

B-2